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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 29, 2008, accompanying the consolidated financial statements and schedule (which report expresses an unqualified opinion and contains an explanatory paragraph relating to the adoption of new accounting standards during 2007 and 2006) and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Rollins, Inc. (the "Company") on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of the Company on Forms S-8 (File No. 33-26056, effective December 13, 1988; File No. 33-47528, effective April 29, 1992; File No. 33-52355, effective March 13, 1994; File No. 333-49308, effective November 3, 2000; File No. 333-129789, effective November 18, 2005; File No. 333-143692, effective June 13, 2007 and File No. 333-143693, effective June 13, 2007).

/s/ Grant Thornton LLP

Atlanta, Georgia
February 29, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm